Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-51494), Form S-8 (No. 333-143770) and Form S-3 (No. 333-145668) of Leucadia National Corporation of our reports dated February 28, 2008, with respect to the consolidated statements of financial condition of Jefferies Group, Inc., and subsidiaries (the “Company”) as of December 31, 2007 and 2006, and the related consolidated statements of earnings, changes in stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007 which reports appear in the Current Report on Form 8-K of Leucadia National Corporation dated April 21, 2008. Our report with respect to the consolidated financial statements refers to a change in 2006 in the Company’s accounting for share based payments.

/s/ KPMG LLP
New York, New York
April 21, 2008